Exhibit 99.1

Quarterly Financial Supplement

FOR THE PERIOD ENDED SEPTEMBER 30, 2024

SITE

SITE Centers Corp.

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to finance our businesses on commercially acceptable terms or at all; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended September 30, 2024. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Gerald Morgan, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports Third Quarter 2024 Results

Beachwood, Ohio, October 30, 2024 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, announced today operating results for the quarter ended September 30, 2024.

"SITE Centers completed the planned spin-off of Curbline Properties on October 1, unlocking a unique and scalable opportunity focused on convenience real estate and providing investors with two distinct business plans,” commented David R. Lukes, President and Chief Executive Officer. “Following the disposition of 25 properties during the third quarter for an aggregate price of $1.4 billion, the Company has completed the sale of substantially all of the properties that had been in its active disposition pipeline prior to the spin-off. Going forward, SITE Centers intends to maximize value through continued leasing, asset management and potential additional asset sales.”

Results for the Third Quarter

•
Third quarter net income attributable to common shareholders was $320.2 million, or $6.07 per diluted share, as compared to net income of $45.9 million, or $0.87 per diluted share, in the year-ago period. The increase year-over-year primarily was the result of higher gain on sale from dispositions and interest income partially offset by the impact of lower property Net Operating Income (“NOI") as a result of net property dispositions, debt extinguishment costs including the write-off of fees related to the original mortgage facility commitment and Curbline Properties Corp. ("Curbline" or "CURB") transaction costs.
•
Third quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $42.8 million, or $0.81 per diluted share, compared to $69.9 million, or $1.33 per diluted share, in the year-ago period. The decrease year-over-year primarily was due to the impact of lower property NOI as a result of net property dispositions, partially offset by higher interest income.

Significant Third Quarter and Recent Activity

•
Sold 25 shopping centers during the third quarter for an aggregate price of $1.4 billion.
•
Acquired seven convenience shopping centers during the third quarter for an aggregate price of $145.3 million. All of these properties were included in the Curbline spin-off.
•
During the quarter, redeemed all remaining outstanding senior unsecured notes due in 2025, 2026 and 2027 for total cash consideration, including expenses, of $1.2 billion and recorded debt extinguishment costs of approximately $6.7 million. The 2027 notes were partially hedged and, in August 2024, the related swaption agreements, which did not qualify for hedge accounting, were terminated and the Company received a cash payment of $1.3 million.
•
In August 2024, repaid the $200.0 million term loan and terminated the revolving credit facility which had no balance outstanding and recorded $4.8 million of aggregate debt extinguishment costs. The term loan was hedged with an interest rate swap which was also terminated in August 2024 and the Company received a cash payment of $6.8 million.
•
In August 2024, the Company closed and funded a $530.0 million mortgage facility secured by 23 properties. At September 30, 2024, the outstanding principal balance on the mortgage facility was $206.9 million secured by 13 properties. The Company recorded debt extinguishment costs of $10.1 million in the three months ended September 30, 2024 due to disposition-related repayments. Additionally, the Company wrote off $10.9 million in fees in the third quarter relating to the termination of the original $1.1 billion mortgage facility commitment obtained in October 2023.
•
On August 19, 2024, the Company’s common shares began trading on a split-adjusted basis (one-for-four) on the NYSE at the opening of trading. All prior year common share and earnings per share amounts have been adjusted for comparability.
•
On October 24, 2024, the Company provided notice of its intent to redeem all of its outstanding 6.375% Class A Cumulative Redeemable Preferred Shares and the associated depositary shares.

Curbline Properties

•
On October 1, 2024, the previously announced spin-off of Curbline was completed. At the time of spin-off, Curbline's portfolio consisted of 79 properties and Curbline was capitalized with $800.0 million of unrestricted cash and had no outstanding indebtedness.

Key Quarterly Operating Results

•
Reported a leased rate of 91.3% at September 30, 2024 compared to 93.2% at June 30, 2024 and 94.6% at September 30, 2023, all on a pro rata basis. The September 30, 2024 leased rate has been adjusted to reflect the removal of all properties included in the CURB spin-off.

Property NOI Projection

The Company projects, based on the assumptions below, 2024 property level NOI to be between $94.7 million and $96.9 million.

This projection:

•
Calculates NOI pursuant to the definition of NOI as described below, excludes NOI from all Curbline properties and all properties sold prior to September 30, 2024 and assumes that all SITE Centers properties owned as of September 30, 2024 are held for the full year 2024,
•
Includes the Company's share of joint venture NOI,
•
Excludes from NOI G&A allocated to operating expenses which totaled $2.1 million in 3Q2024, or $8.4 million annualized, and
•
Includes revenue from the Company's Beachwood, OH office headquarters.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Supplemental Information

Copies of the Company's quarterly financial supplement are available on the Investor Relations portion of the Company's website, ir.sitecenter.com.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

FFO, Operating FFO and NOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the consistency with future results of assumptions based on past performance; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; our ability to enter into agreements to sell properties on commercially reasonable terms and to satisfy closing conditions applicable to such sales; our ability to finance our businesses on commercially acceptable terms or at all; redevelopment and construction activities may not achieve a desired return on investment; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended September 30, 2024. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		3Q24	3Q23	9M24	9M23
	Revenues:
	Rental income (1)	$89,017	$142,498	$322,089	$414,324
	Other property revenues	412	588	2,090	1,978
		89,429	143,086	324,179	416,302
	Expenses:
	Operating and maintenance	16,185	20,986	55,980	66,628
	Real estate taxes	12,170	20,543	45,056	60,875
		28,355	41,529	101,036	127,503

	Net operating income (2)	61,074	101,557	223,143	288,799

	Other income (expense):
	JV and other fee income	1,334	1,673	4,346	5,307
	Interest expense	(16,706)	(21,147)	(54,045)	(61,991)
	Depreciation and amortization	(34,251)	(52,821)	(117,840)	(165,535)
	General and administrative (3)	(15,111)	(11,259)	(38,896)	(35,935)
	Other income (expense), net (4)	(41,655)	(690)	(47,974)	(2,011)
	Impairment charges	0	0	(66,600)	0
	(Loss) income before earnings from JVs and other	(45,315)	17,313	(97,866)	28,634

	Equity in net income of JVs	328	518	406	6,495
	Gain on sale and change in control of interests	0	0	2,669	3,749
	Gain on disposition of real estate, net	368,139	31,047	633,169	31,230
	Tax expense	(199)	(236)	(732)	(811)
	Net income	322,953	48,642	537,646	69,297
	Non-controlling interests	0	0	0	(18)
	Net income SITE Centers	322,953	48,642	537,646	69,279
	Preferred dividends	(2,789)	(2,789)	(8,367)	(8,367)
	Net income Common Shareholders	$320,164	$45,853	$529,279	$60,912

	Weighted average shares – Basic – EPS (5)	52,400	52,322	52,381	52,376
	Assumed conversion of diluted securities (5)	153	28	177	60
	Weighted average shares – Diluted – EPS (5)	52,553	52,350	52,558	52,436

	Earnings per common share – Basic (5)	$6.09	$0.87	$10.07	$1.16
	Earnings per common share – Diluted (5)	$6.07	$0.87	$10.03	$1.16

(1)	Rental income:
	Minimum rents	$57,036	$89,717	$206,608	$267,713
	Ground lease minimum rents	4,555	6,296	15,295	19,108
	Straight-line rent, net	1,472	496	3,616	2,160
	Amortization of (above)/below-market rent, net	1,167	9,223	3,280	12,099
	Percentage and overage rent	1,063	1,095	4,450	4,498
	Recoveries	22,134	34,753	80,366	104,570
	Uncollectible revenue	95	(811)	81	(1,126)
	Ancillary and other rental income	917	1,511	3,211	4,716
	Lease termination fees	578	218	5,182	586

(2)	Includes NOI from assets sold in 2024 and properties included in the CURB spin-off	40,291	N/A	160,765	N/A

(3)	Separation and other charges	595	1,086	1,348	4,014

(4)	Interest income (fees), net	13,997	(92)	29,841	(206)
	Transaction costs	(23,847)	(641)	(31,436)	(1,848)
	Debt extinguishment costs	(32,559)	43	(43,004)	43
	Gain on debt retirement	0	0	1,037	0
	Gain (loss) on derivative instruments	754	0	(4,412)	0

(5)	Prior periods presented have been adjusted to reflect the Company's one-for-four reverse stock split

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

	in thousands, except per share
		3Q24	3Q23	9M24	9M23
	Net income attributable to Common Shareholders	$320,164	$45,853	$529,279	$60,912
	Depreciation and amortization of real estate	33,253	51,412	114,276	161,480
	Equity in net income of JVs	(328)	(518)	(406)	(6,495)
	JVs' FFO	1,555	2,145	4,703	6,327
	Non-controlling interests	0	0	0	18
	Impairment of real estate	0	0	66,600	0
	Gain on sale and change in control of interests	0	0	(2,669)	(3,749)
	Gain on disposition of real estate, net	(368,139)	(31,047)	(633,169)	(31,230)
	FFO attributable to Common Shareholders	($13,495)	$67,845	$78,614	$187,263
	Gain on debt retirement	0	0	(1,037)	0
	Transaction, debt extinguishment and other (at SITE's share)	55,653	679	79,041	2,186
	Separation and other charges	595	1,345	1,820	4,444
	Total non-operating items, net	56,248	2,024	79,824	6,630
	Operating FFO attributable to Common Shareholders	$42,753	$69,869	$158,438	$193,893

	Weighted average shares & units – Basic: FFO & OFFO (1)	52,400	52,322	52,381	52,393
	Assumed conversion of dilutive securities (1)	153	28	177	60
	Weighted average shares & units – Diluted: FFO & OFFO (1)	52,553	52,350	52,558	52,453

	FFO per share – Basic (1)	$(0.26)	$1.30	$1.50	$3.57
	FFO per share – Diluted (1)	$(0.26)	$1.30	$1.50	$3.57
	Operating FFO per share – Basic (1)	$0.82	$1.34	$3.02	$3.70
	Operating FFO per share – Diluted (1)	$0.81	$1.33	$3.01	$3.70
	Common stock dividends declared, per share (1)	$0.00	$0.52	$1.04	$1.56

	Capital expenditures (SITE Centers share):
	Redevelopment costs	1,182	7,609	7,192	15,726
	Maintenance capital expenditures	1,792	4,528	5,449	11,552
	Tenant allowances and landlord work	7,397	13,187	28,878	38,938
	Leasing commissions	850	1,861	5,168	6,255
	Construction administrative costs (capitalized)	839	795	2,653	2,395

	Certain non-cash items (SITE Centers share):
	Straight-line rent	1,491	516	3,715	2,236
	Straight-line fixed CAM	33	94	156	238
	Amortization of below-market rent/(above), net	1,301	9,314	3,611	12,364
	Straight-line ground rent expense	(9)	(25)	(16)	(130)
	Debt fair value and loan cost amortization	(1,709)	(1,165)	(4,525)	(3,591)
	Capitalized interest expense	76	321	547	916
	Stock compensation expense	(2,013)	(1,756)	(5,958)	(5,119)
	Non-real estate depreciation expense	(1,001)	(1,411)	(3,571)	(4,064)

(1)	Prior periods presented have been adjusted to reflect the Company's one-for-four reverse stock split

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		3Q24	4Q23
	Assets:
	Land	$613,990	$930,540
	Buildings	1,700,647	3,311,368
	Fixtures and tenant improvements	323,926	537,872
		2,638,563	4,779,780
	Depreciation	(799,336)	(1,570,377)
		1,839,227	3,209,403
	Construction in progress and land	17,887	51,379
	Real estate, net	1,857,114	3,260,782

	Investments in and advances to JVs	32,179	39,372
	Cash (1)	1,063,088	551,968
	Restricted cash	21,038	17,063
	Receivables and straight-line (2)	38,842	65,623
	Intangible assets, net (3)	93,108	86,363
	Other assets, net	21,729	40,180
	Total Assets	3,127,098	4,061,351

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	0	1,303,243
	Unsecured term loan	0	198,856
	Secured debt	300,842	124,176
		300,842	1,626,275
	Dividends payable	2,789	63,806
	Other liabilities (4)	171,541	195,727
	Total Liabilities	475,172	1,885,808

	Preferred shares	175,000	175,000
	Common shares	5,247	5,239
	Paid-in capital	5,927,905	5,923,919
	Distributions in excess of net income	(3,460,210)	(3,934,736)
	Deferred compensation	4,968	5,167
	Accumulated comprehensive income	6,113	6,121
	Common shares in treasury at cost	(7,097)	(5,167)
	Total Equity	2,651,926	2,175,543

	Total Liabilities and Equity	$3,127,098	$4,061,351

(1)	On October 1, 2024, $800 million was used to capitalize Curbline Properties

(2)	SL rents (including fixed CAM), net	$17,152	$31,206

(3)	Operating lease right of use assets	16,086	17,373
	Below market ground leases (as lessee)	13,653	0

(4)	Operating lease liabilities	35,819	37,108
	Below-market leases, net	38,729	46,096
	Excludes costs to complete redevelopment projects at Curbline assets

SITE Centers Corp.

Portfolio Summary

			9/30/2024 (1)	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Shopping Center Count
Operating Centers - 100%			33	112	114	114	119
Wholly Owned			22	101	101	101	106
JV Portfolio			11	11	13	13	13

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			5,917	15,051	18,686	19,312	22,329
Wholly Owned			5,060	14,194	17,740	18,369	21,386
JV Portfolio - Pro Rata Share			857	857	946	943	943

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.60	$21.98	$20.69	$20.35	$20.20
Base Rent PSF < 10K			$31.12	$33.67	$33.18	$32.76	$32.09
Base Rent PSF > 10K			$16.05	$16.38	$15.66	$15.48	$15.88

Commenced Rate			89.8%	90.9%	91.6%	92.0%	92.0%
Commenced Rate < 10K SF			84.8%	88.1%	88.6%	88.2%	87.3%
Commenced Rate > 10K SF			91.4%	92.3%	92.9%	93.5%	93.7%

Leased Rate			91.3%	93.2%	94.2%	94.5%	94.6%
Leased Rate < 10K SF			87.0%	90.6%	91.0%	90.9%	91.0%
Leased Rate > 10K SF			92.7%	94.5%	95.5%	95.9%	95.9%

Top 10 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Chicago-Naperville-Elgin, IL-IN-WI	4	613	10.4%	$15,111	16.0%	$29.36
2	Trenton, NJ	1	759	12.8%	12,133	12.8%	$18.32
3	Orlando-Kissimmee-Sanford, FL	1	629	10.6%	11,582	12.2%	$20.66
4	Phoenix-Mesa-Scottsdale, AZ	3	501	8.5%	7,147	7.6%	$18.60
5	Atlanta-Sandy Springs-Roswell, GA	3	591	10.0%	6,773	7.2%	$15.37
6	Los Angeles-Long Beach-Anaheim, CA	1	390	6.6%	6,183	6.5%	$26.54
7	St. Louis, MO-IL	1	338	5.7%	5,532	5.8%	$25.52
8	Denver-Aurora-Lakewood, CO	3	413	7.0%	5,072	5.4%	$14.28
9	Cleveland-Elyria, OH	1	406	6.9%	5,052	5.3%	$12.78
10	New York-Newark-Jersey City, NY-NJ-PA	3	196	3.3%	4,399	4.7%	$24.63
	Other	12	1,081	18.3%	15,613	16.5%	$17.61
	Total	33	5,917	100.0%	$94,597	100.0%	$19.60

Note: $ and GLA in thousands except shopping center count and base rent PSF; Top 10 MSA figures for SITE at share except for property count. All results exclude the Company's owned Beachwood, OH headquarters office buildings.

(1) 3Q2024 figures adjusted to reflect the removal of all properties included in the CURB spin-off

SITE Centers Corp.

Capital Structure & Debt Detail

$, shares and units in thousands, except per share
	September 30, 2024	December 31, 2023	December 31, 2022
Capital Structure
Market Value Per Share	$60.50	$13.63	$13.66

Common Shares Outstanding	52,430	209,328	210,853
Operating Partnership Units	0	0	141
Total Outstanding Common Shares	52,430	209,328	210,994

Common Shares Equity	$3,172,015	$2,853,141	$2,882,178
Perpetual Preferred Stock - Class A	175,000	175,000	175,000

Unsecured Credit Facilities	0	0	0
Unsecured Term Loan	0	200,000	200,000
Unsecured Notes Payable	0	1,305,758	1,457,741
Mortgage Debt (includes JVs at SITE share)	413,579	240,882	165,408
Total Debt (includes JVs at SITE share)	413,579	1,746,640	1,823,149
Less: Cash (including restricted cash)	1,095,645	581,760	31,011
Net Debt	($682,066)	$1,164,880	$1,792,138

Total Market Capitalization	$2,664,949	$4,193,020	$4,849,316

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	GAAP Interest Rate

Mortgage Debt
SITE Loan Pool (13 assets)(1)	$206,900	$206,900	09/26	SOFR + 275
Deer Park Town Center, IL(2)	61,424	30,559	12/26	3.83%
Nassau Park Pavilion, NJ	100,000	100,000	11/28	6.99%
DTP Loan Pool (10 assets)	380,600	76,120	01/29	7.48%
	$748,924	$413,579

Consolidated	$306,900	$306,900
Unconsolidated	442,024	106,679
Consolidated & Unconsolidated Debt Subtotal	748,924	413,579
Unamortized Loan Costs, Net	(22,192)	(9,297)
Total Consolidated & Unconsolidated Debt	$726,732	$404,282

Rate Type
Fixed	$480,600	$176,120	4.2 years	7.20%
Variable	268,324	237,459	2.0 years	8.37%
	$748,924	$413,579	3.4 years	7.87%
Perpetual Preferred Stock
Class A	175,000	175,000	N/A(3)	6.38%

Note: Maturity dates assume all borrower extension options are exercised. GAAP interest rates shown as swapped or capped all-in interest rate where applicable.
(1) 6.25% SOFR Interest Rate Cap through September 2026. Rate excludes loan fees and unamortized loan costs.
(2) 1.00% SOFR Interest Rate Cap through December 2024. Debt shown at share including promote.
(3) Redeemable at par as of June 2022.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	5	0.4%	$165	0.5%	$33.00	4	5	0.1%	$165	0.2%	$33.00
2024	0	0	0.0%	0	0.0%	$0.00	7	14	1.2%	392	1.1%	$28.00	7	14	0.3%	392	0.4%	$28.00
2025	11	206	5.0%	4,111	7.0%	$19.96	60	134	11.3%	3,607	10.0%	$26.92	71	340	6.4%	7,718	8.2%	$22.70
2026	25	386	9.3%	3,642	6.2%	$9.44	74	141	11.9%	4,202	11.7%	$29.80	99	527	9.9%	7,844	8.3%	$14.88
2027	31	625	15.1%	10,812	18.5%	$17.30	64	174	14.7%	5,119	14.2%	$29.42	95	799	15.0%	15,931	16.8%	$19.94
2028	33	816	19.8%	9,989	17.1%	$12.24	67	141	11.9%	4,347	12.1%	$30.83	100	957	18.0%	14,336	15.2%	$14.98
2029	28	567	13.7%	8,925	15.2%	$15.74	69	171	14.4%	5,471	15.2%	$31.99	97	738	13.9%	14,396	15.2%	$19.51
2030	20	391	9.5%	5,814	9.9%	$14.87	41	90	7.6%	2,730	7.6%	$30.33	61	481	9.0%	8,544	9.0%	$17.76
2031	11	280	6.8%	2,930	5.0%	$10.46	18	50	4.2%	1,363	3.8%	$27.26	29	330	6.2%	4,293	4.5%	$13.01
2032	9	203	4.9%	2,423	4.1%	$11.94	34	95	8.0%	2,891	8.0%	$30.43	43	298	5.6%	5,314	5.6%	$17.83
2033	10	148	3.6%	2,614	4.5%	$17.66	32	83	7.0%	2,949	8.2%	$35.53	42	231	4.3%	5,563	5.9%	$24.08
Thereafter	14	507	12.3%	7,288	12.4%	$14.37	34	89	7.5%	2,813	7.8%	$31.61	48	596	11.2%	10,101	10.7%	$16.95
Total	192	4,129	100.0%	$58,548	100.0%	$14.18	504	1,187	100.0%	$36,049	100.0%	$30.37	696	5,316	100.0%	$94,597	100.0%	$17.79

Signed Not Open	6	57		$910		$15.96	17	31		$1,086		$35.03	23	88		$1,996		$22.68
Vacant	12	331					96	182					108	513

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	4	5	0.4%	$165	0.5%	$33.00	4	5	0.1%	$165	0.2%	$33.00
2024	0	0	0.0%	0	0.0%	$0.00	6	13	1.1%	353	1.0%	$27.15	6	13	0.2%	353	0.4%	$27.15
2025	2	15	0.4%	433	0.7%	$28.87	39	77	6.5%	2,117	5.9%	$27.49	41	92	1.7%	2,550	2.7%	$27.72
2026	3	15	0.4%	172	0.3%	$11.47	37	59	5.0%	1,713	4.8%	$29.03	40	74	1.4%	1,885	2.0%	$25.47
2027	5	35	0.8%	659	1.1%	$18.83	28	64	5.4%	1,836	5.1%	$28.69	33	99	1.9%	2,495	2.6%	$25.20
2028	6	90	2.2%	1,456	2.5%	$16.18	42	79	6.7%	2,777	7.7%	$35.15	48	169	3.2%	4,233	4.5%	$25.05
2029	4	70	1.7%	1,437	2.5%	$20.53	47	96	8.1%	3,092	8.6%	$32.21	51	166	3.1%	4,529	4.8%	$27.28
2030	7	102	2.5%	1,582	2.7%	$15.51	36	65	5.5%	1,829	5.1%	$28.14	43	167	3.1%	3,411	3.6%	$20.43
2031	8	63	1.5%	807	1.4%	$12.81	28	46	3.9%	1,269	3.5%	$27.59	36	109	2.1%	2,076	2.2%	$19.05
2032	8	182	4.4%	3,360	5.7%	$18.46	38	91	7.7%	2,779	7.7%	$30.54	46	273	5.1%	6,139	6.5%	$22.49
2033	11	174	4.2%	3,217	5.5%	$18.49	23	53	4.5%	1,381	3.8%	$26.06	34	227	4.3%	4,598	4.9%	$20.26
Thereafter	138	3,383	81.9%	45,425	77.6%	$13.43	176	539	45.4%	16,738	46.4%	$31.05	314	3,922	73.8%	62,163	65.7%	$15.85
Total	192	4,129	100.0%	$58,548	100.0%	$14.18	504	1,187	100.0%	$36,049	100.0%	$30.37	696	5,316	100.0%	$94,597	100.0%	$17.79

Note: Includes ground leases. All data as of September 30, 2024 and adjusted to reflect the removal of all properties included in the CURB spin-off.

SITE Centers Corp.

Top 30 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%
1	TJX Companies (1)	9	9	18	4,349	4.6%	6,459	287	4.9%	466
2	Dick's Sporting Goods	4	4	8	4,198	4.4%	5,924	249	4.2%	395
3	Burlington	5	1	6	4,181	4.4%	4,565	228	3.9%	261
4	Kroger (2)	2	0	2	3,494	3.7%	3,494	124	2.1%	124
5	PetSmart	7	3	10	3,134	3.3%	3,854	185	3.1%	228
6	LA Fitness (3)	3	0	3	3,104	3.3%	3,104	135	2.3%	135
7	Best Buy	3	3	6	2,802	3.0%	4,372	166	2.8%	279
8	Ross Stores	4	6	10	1,954	2.1%	3,736	158	2.7%	303
9	Ulta	4	5	9	1,420	1.5%	2,309	52	0.9%	96
10	Five Below	7	5	12	1,386	1.5%	2,036	77	1.3%	112
11	Cinemark	1	1	2	1,300	1.4%	1,300	100	1.7%	124
12	Michaels	4	4	8	1,294	1.4%	2,274	111	1.9%	188
13	Cineworld (Regal Cinemas)	2	0	2	1,215	1.3%	1,215	91	1.5%	91
14	Gap (4)	3	7	10	1,174	1.2%	2,543	67	1.1%	149
15	At Home	1	0	1	1,110	1.2%	1,110	143	2.4%	143
16	Kohl's	1	3	4	1,104	1.2%	2,748	134	2.3%	324
17	Wegmans	1	0	1	1,048	1.1%	1,048	117	2.0%	117
18	AMC Theatres	0	3	3	1,019	1.1%	5,093	46	0.8%	232
19	Barnes & Noble	2	1	3	1,014	1.1%	1,334	55	0.9%	71
20	Whole Foods	1	0	1	991	1.0%	991	42	0.7%	42
21	Giant Eagle	1	0	1	934	1.0%	934	91	1.5%	91
22	Cost Plus	2	1	3	917	1.0%	1,152	41	0.7%	56
23	Party City	3	2	5	875	0.9%	1,200	46	0.8%	68
24	Marcus Corporation	1	0	1	856	0.9%	856	44	0.7%	44
25	Forever 21	2	0	2	761	0.8%	761	32	0.5%	32
26	JOANN	1	3	4	738	0.8%	1,340	50	0.8%	111
27	Nordstrom Rack	1	0	1	731	0.8%	731	37	0.6%	37
28	Staples	2	1	3	719	0.8%	947	45	0.8%	61
29	Caleres Inc.	4	1	5	701	0.7%	881	32	0.5%	40
30	Target	1	0	1	693	0.7%	693	154	2.6%	154
	Top 30 Total	82	63	145	$49,216	52.0%	$69,004	3,139	53.1%	4,574
	Total Portfolio				$94,597	100.0%	$137,741	5,917	100.0%	8,813

(1) T.J. Maxx (3) / Marshalls (6) / HomeGoods (5) / Sierra Trading (2) / HomeSense (2)
(2) Harris Teeter (1) / Mariano's (1)
(3) LA Fitness (2) / Xsport Fitness (1)
(4) Gap (2) / Old Navy (7) / Banana Republic (1)

Note: All data as of September 30, 2024 and adjusted to reflect the removal of all properties included in the CURB spin-off.

SITE Centers Corp.

Acquisitions

$ and GLA in thousands

Acquisitions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share
02/02/24	Meadowmont Village-Outparcels & Parcel K	Raleigh, NC	20%	14	$8,100	$1,620
02/14/24	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	100%	22	10,650	10,650
03/29/24	Shops at Gilbert Crossroads	Phoenix-Mesa-Scottsdale, AZ	100%	15	8,460	8,460
		1Q 2024 Total		51	$27,210	$20,730

04/17/24	Collection at Brandon Boulevard- Ground Lease	Tampa-St. Petersburg-Clearwater, FL	100%	0	$1,000	$1,000
05/24/24	Wilmette Center	Chicago-Naperville-Elgin, IL-IN-WI	100%	9	2,850	2,850
05/30/24	Meadowmont Village	Raleigh, NC	100%	199	44,250	35,400
05/31/24	Sunrise Plaza	Sebastian-Vero Beach-West Vero Corridor, FL	100%	17	5,500	5,500
06/13/24	Red Mountain Corner	Phoenix-Mesa-Scottsdale, AZ	100%	6	2,100	2,100
06/14/24	Roswell Market Center	Atlanta-Sandy Springs-Roswell, GA	100%	82	17,750	17,750
		2Q 2024 Total		313	$73,450	$64,600

07/02/24	Crocker Commons	Cleveland-Elyria, OH	100%	29	$18,500	$18,500
07/26/24	Maple Corner	Nashville-Davidson-Murfreesboro-Franklin, TN	100%	20	8,250	8,250
08/22/24	Village Plaza	Houston-The Woodlands-Sugar Land, TX	100%	42	31,000	31,000
08/23/24	Brookhaven Station	Atlanta-Sandy Springs-Roswell, GA	100%	45	30,200	30,200
09/09/24	Loma Alta Station	San Diego-Carlsbad, CA	100%	35	12,350	12,350
09/12/24	Nine Mile Corner	Denver-Aurora-Lakewood, CO	100%	18	10,880	10,880
09/18/24	Crossroads Marketplace	Los Angeles-Long Beach-Anaheim, CA	100%	77	34,150	34,150
		3Q 2024 Total		266	$145,330	$145,330

		Total 2024 YTD		630	$245,990	$230,660

SITE Centers Corp.

Dispositions

$ and GLA in thousands

Dispositions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share
01/22/24	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	100%	207	$42,100	$42,100
01/26/24	Casselberry Commons (1)	Orlando-Kissimmee-Sanford, FL	100%	237	40,300	40,300
03/01/24	Chapel Hills East	Denver-Aurora-Lakewood, CO	100%	225	37,000	37,000
		1Q 2024 Total		669	$119,400	$119,400

04/17/24	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	100%	198	$34,550	$34,550
04/25/24	Market Square (2)	Atlanta-Sandy Springs-Roswell, GA	100%	117	15,600	15,600
06/05/24	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	20%	246	36,500	7,300
06/07/24	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	100%	303	58,850	58,850
06/13/24	Six Property Portfolio (3)	Various	100%	2,368	495,000	495,000
06/24/24	Carillon Place (4)	Naples-Immokalee-Marco Island, FL	100%	250	54,700	54,700
06/27/24	The Hub	New York-Newark-Jersey City, NY-NJ-PA	100%	249	41,000	41,000
06/28/24	Cumming Marketplace-Lowe's Parcel	Atlanta-Sandy Springs-Roswell, GA	100%	135	17,200	17,200
06/28/24	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	100%	269	47,250	47,250
		2Q 2024 Total		4,135	$800,650	$771,450

07/19/24	Two Property Portfolio (5)	Atlanta-Sandy Springs-Roswell, GA	100%	406	$67,530	$67,530
07/29/24	Midway Plaza (6)	Miami-Fort Lauderdale-West Palm Beach, FL	100%	218	36,425	36,425
07/29/24	Bandera Pointe (7)	San Antonio-New Braunfels, TX	100%	438	58,325	58,325
07/31/24	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	100%	314	68,500	68,500
08/20/24	Three Property Portfolio (8)	Various	100%	894	137,500	137,500
08/22/24	Guilford Commons	Hartford-West Hartford-East Hartford, CT	100%	129	26,500	26,500
08/22/24	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	100%	390	93,200	93,200
08/27/24	Falcon Ridge Town Center (9)	Los Angeles-Long Beach-Anaheim, CA	100%	250	64,700	64,700
08/29/24	Centennial Promenade	Denver-Aurora-Lakewood, CO	100%	443	98,100	98,100
09/10/24	White Oak Village (10)	Richmond, VA	100%	398	63,503	63,503
09/18/24	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	100%	177	49,100	49,100
09/24/24	Hamilton Marketplace (11)	Trenton, NJ	100%	485	116,500	116,500
09/26/24	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	100%	57	44,400	44,400
09/26/24	The Shops at Midtown Miami (12)	Miami-Fort Lauderdale-West Palm Beach, FL	100%	348	83,750	83,750
09/26/24	Ridge at Creekside(13)	Sacramento-Roseville-Arden-Arcade, CA	100%	186	39,750	39,750
09/26/24	Echelon Village Plaza (14)	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	100%	85	8,500	8,500
09/26/24	Three Property Portfolio (15)	Various	100%	960	180,500	180,500
09/27/24	University Hills (16)	Denver-Aurora-Lakewood, CO	100%	210	56,500	56,500
09/27/24	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	100%	135	31,101	31,101
09/30/24	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	100%	222	37,200	37,200
		3Q 2024 Total		6,745	$1,361,584	$1,361,584

		Total 2024 YTD		11,549	$2,281,634	$2,252,434

(1) Excludes 8K SF retained by SITE Centers (Shops at Casselberry).
(2) Excludes 9K SF retained by SITE Centers (Plaza at Market Square).

(3) Includes Arrowhead Crossing, Easton Market, Kenwood Square, Polaris Towne Center, Tanasbourne Town Center, and The Fountains. Excludes SF retained by SITE Centers (71K SF Shops on Polaris, 8K SF Shops at Tanasbourne, and 14K SF Shops at the Fountains).

(4) Excludes 15K SF retained by SITE Centers (Shops at Carillon).
(5) Includes Cumming Marketplace and Cumming Town Center. Excludes SF retained by SITE Centers (44K SF Marketplace Plaza South and 37K SF Marketplace Plaza North).
(6) Excludes 10K SF retained by SITE Centers (Shops at Midway).
(7) Excludes 3K SF retained by SITE Centers (Bandera Corner).
(8) Includes Carolina Pavilion, Millenia Crossing, and Lake Brandon Village. Excludes SF retained by SITE Centers (10K SF Carolina Station and 12K SF Shops at Lake Brandon).
(9) Excludes 27K SF retained by SITE Centers (Shops on Summit).
(10) Excludes 34K SF retained by SITE Centers (White Oak Plaza).
(11) Excludes 62K SF retained by SITE Centers (Shops at Hamilton).
(12) Excludes 119K SF retained by SITE Centers (Collection at Midtown Miami).
(13) Excludes 57K SF retained by SITE Centers (Creekside Shops).
(14) Excludes 4K SF retained by SITE Centers (Shops at Echelon Village).
(15) Includes Fairfax Towne Center, Presidential Commons, and Village At Stone Oak. Excludes 10K SF retained by SITE Centers (Presidential Plaza South).
(16) Excludes 26K SF retained by SITE Centers (Shops at University Hills).

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	3Q24 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,396	96.9%	$15.01	$11,592		$595,061	$380,600

Prudential RVIP IIIB, Deer Park, IL (3)	50%	1	357	81.3%	$38.06	2,294		109,572	61,424
Total		11	3,753			$13,886		$704,633	$442,024
Property management fees						656	(1)
NOI from assets sold						(24)
Net operating income						$14,518	(4)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $16.1 million or $3.2 million at SITE's share.

(3) Ownership shown at share including promote.

(4) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure.
See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 3Q24		Balance Sheet Pro Rata Adjustments 3Q24
Revenues:		Assets:
Rental Income (2)	$4,801	Land	$35,066
Other income (3)	90	Buildings	122,029
	4,891	Improvements	16,644
Expenses:			173,739
Operating and maintenance	675	Depreciation	(52,680)
Real estate taxes	597		121,059
	1,272	Construction in progress and land	185
Net Operating Income	3,619	Real estate, net	121,244
		Investment in JVs	354
Other Income (expense):		Cash and restricted cash	11,522
Fee income	(333)	Receivables, net	2,265
Interest expense	(1,729)	Other assets, net	4,516
Depreciation and amortization	(1,607)	Total Assets	139,901
Other income (expense), net	(6)
Loss before earnings from JVs	(56)	Liabilities and Equity:
Equity in net income of JVs	(328)	Mortgage debt	103,440
Basis differences of JVs	(10)	Notes payable to SITE	524
Gain on disposition of real estate	394	Other liabilities	8,136
Net income	$0	Total Liabilities	112,100
		JVs share of equity	354
FFO Reconciliation 3Q24		Distributions in excess of net income	27,447
Loss before earnings from JVs	($56)	Total Equity	27,801
Depreciation and amortization	1,607	Total Liabilities and Equity	$139,901
Basis differences of JVs	4
FFO at SITE's Ownership Interests	$1,555
OFFO at SITE's Ownership Interests	$1,555

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$3,392
Ground lease minimum rents	136
Straight-line rent, net	19
Amortization of (above) below market rent, net	134
Percentage and overage rent	68
Recoveries	1,049
Uncollectible revenue	3

(3) Other Income:
Ancillary and other rental income	90

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	3Q24	3Q23	9M24	9M23
Revenues:
Rental income (1)	$19,059	$21,383	$61,743	$68,791
Other income (2)	305	299	924	1,651
	19,364	21,682	62,667	70,442
Expenses:
Operating and maintenance	2,578	3,111	8,998	10,195
Real estate taxes	2,268	2,441	7,322	8,039
	4,846	5,552	16,320	18,234

Net operating income	14,518	16,130	46,347	52,208

Other income (expense):
Interest expense	(7,751)	(5,668)	(23,924)	(19,016)
Depreciation and amortization	(6,383)	(7,806)	(20,313)	(25,149)
Other expense, net	(1,367)	(2,084)	(5,311)	(7,022)
	(983)	572	(3,201)	1,021
Gain on disposition of real estate, net	1,968	973	10,365	21,151
Net income attributable to unconsolidated JVs	985	1,545	7,164	22,172
Depreciation and amortization	6,383	7,806	20,313	25,149
Gain on disposition of real estate, net	(1,968)	(973)	(10,365)	(21,151)
FFO	$5,400	$8,378	$17,112	$26,170
FFO at SITE's ownership interests	$1,555	$2,145	$4,703	$6,327
Operating FFO at SITE's ownership interests	$1,555	$2,227	$4,892	$6,707

(1) Rental Income:
Minimum rents	$13,641	$15,233	$43,122	$48,946
Ground lease minimum rents	680	728	2,140	2,179
Straight-line rent, net	58	82	349	308
Amortization of (above) below market rent, net	669	456	1,654	1,329
Percentage and overage rent	138	100	501	547
Recoveries	4,217	4,826	13,981	15,432
Uncollectible revenue	(344)	(42)	(4)	50
(2) Other Income:
Ancillary and other rental income	304	289	847	1,016
Lease termination fees	1	10	77	635

Combined Balance Sheet
			At Period End
			3Q24	4Q23
Assets:
Land			$159,567	$180,588
Buildings			493,274	558,585
Improvements			52,866	58,626
			705,707	797,799
Depreciation			(161,845)	(187,557)
			543,862	610,242
Construction in progress and land			925	1,616
Real estate, net			544,787	611,858
Cash and restricted cash			34,468	41,250
Receivables, net			8,868	9,847
Other assets, net			18,702	25,498
Total Assets			606,825	688,453

Liabilities and Equity:
Mortgage debt			425,892	464,255
Notes and accrued interest payable to SITE			1,993	2,627
Other liabilities			34,778	36,279
Total Liabilities			462,663	503,161
Accumulated equity			144,162	185,292
Total Equity			144,162	185,292
Total Liabilities and Equity			$606,825	$688,453

SITE Centers Corp.

Property List as of September 30, 2024

reflects pro-forma after Curbline spin

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
1	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	$18.53	AMC Theatres, Best Buy, Big Lots, Burlington, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, Ross Dress for Less, Sprouts Farmers Market
2	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		152	$18.90	Michaels, PetSmart, Ross Dress for Less
3	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		211	$18.67	PetSmart, Ross Dress for Less, Sun & Ski Sports
4	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		390	$25.53	Cinemark, Gold's Gym, H & M, Nike, Restoration Hardware
5	Chapel Hills West	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		225	$12.30	Burlington, PetSmart, Ross Dress for Less, Urban Air Adventure Park
6	FlatAcres MarketCenter	Denver-Aurora-Lakewood, CO	Parker	CO	100%		136	$17.78	24 Hour Fitness, Michaels
7	Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		51	$17.12	Office Depot
8	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	561	$14.00	AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
9	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		73	$12.79	Publix
10	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		628	$18.59	Bealls, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Market By Macy's, Marshalls, PetSmart, Ross Dress for Less, Staples
11	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	$17.66	Dick's Sporting Goods, LA Fitness, Regal Cinemas
12	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	$13.04	Going Going Gone, Publix, Ross Dress for Less
13	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	$14.46	Movie Tavern, Painted Tree Marketplace
14	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	$35.61	Mariano's, XSport Fitness
15	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	$24.62	Burlington, Dick's Sporting Goods, Nordstrom Rack
16	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	357	$38.06	Century Theatre, Crate & Barrel, Gap
17	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	$15.86	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
18	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	$15.56	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
19	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	$16.38	Burlington, Micro Center, PetSmart, Target, Trader Joe's
20	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	$20.46	HomeGoods, HomeSense
21	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	$32.32	Whole Foods
22	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	$16.90	Big Lots, Dick's Sporting Goods
23	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		759	$16.32	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Planet Fitness, Raymour & Flanigan, T.J. Maxx, Wegmans
24	Meadowmont Crossing	Raleigh, NC	Chapel Hill	NC	100%		92	$24.71	—
25	Meadowmont Market	Raleigh, NC	Chapel Hill	NC	100%		45	$15.52	Harris Teeter
26	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	$17.00	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
27	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	$11.42	Crunch Fitness, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
28	Headquarter Office Buildings	Cleveland-Elyria, OH	Beachwood	OH	100%		339	N/A	—
29	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	$12.79	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
30	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	$36.60	—
31	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	$17.02	Barnes & Noble, Best Buy, Dick's Sporting Goods, Michaels, Staples
32	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	$11.55	Food Lion, JOANN, Kohl's, Marshalls
33	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	$15.81	Michaels, Painted Tree Marketplace, The Fresh Market
34	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	$22.61	Barnes & Noble, Regal Cinemas

DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the projected NOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliations without unreasonable effort due to the multiple components of the calculations which for the same store calculation only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	9/30/2024 (1)	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Shopping Center Summary
Operating Centers – 100%	33	112	114	114	119
Wholly Owned - SITE	22	101	101	101	106
JV Portfolio	11	11	13	13	13

Owned and Ground Lease GLA – 100%	8,813	17,947	21,938	22,553	25,570
Wholly Owned - SITE	5,060	14,194	17,740	18,369	21,386
JV Portfolio – 100%	3,753	3,753	4,198	4,184	4,184
Unowned GLA – 100%	2,856	6,364	7,653	7,972	8,298

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$18.32	$20.92	$19.98	$19.69	$19.63
Base Rent PSF < 10K	$30.21	$33.01	$32.54	$32.17	$31.59
Base Rent PSF > 10K	$14.92	$15.67	$15.21	$15.06	$15.45
Commenced Rate	90.8%	91.3%	91.7%	92.0%	92.0%
Leased Rate	92.8%	93.4%	94.2%	94.6%	94.5%
Leased Rate < 10K SF	86.3%	89.7%	90.2%	90.3%	90.6%
Leased Rate > 10K SF	94.8%	95.1%	95.8%	96.2%	96.0%

Wholly Owned SITE
Base Rent PSF	$19.78	$22.21	$20.81	$20.46	$20.29
Leased Rate	90.9%	93.2%	94.2%	94.5%	94.7%
Leased Rate < 10K SF	88.1%	91.1%	91.5%	91.4%	91.4%
Leased Rate > 10K SF	91.7%	94.3%	95.4%	95.9%	95.9%

Joint Venture (100%)
Base Rent PSF	$16.62	$16.52	$16.62	$16.43	$16.41
Leased Rate	95.4%	94.2%	94.0%	94.6%	93.8%
Leased Rate < 10K SF	84.2%	82.6%	83.6%	84.7%	86.3%
Leased Rate > 10K SF	99.1%	98.1%	97.5%	97.8%	96.3%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.64	$18.53	$18.41	$18.20	$18.16
Leased Rate	93.7%	92.6%	92.5%	93.0%	92.3%
Leased Rate < 10K SF	82.1%	81.0%	81.8%	82.3%	83.3%
Leased Rate > 10K SF	98.6%	97.6%	97.1%	97.4%	96.0%

Note: $ and GLA in thousands except shopping center counts and base rent PSF. All results exclude the Company's owned Beachwood, OH headquarters office buildings.
(1) 3Q24 figures adjusted to reflect the removal of all properties included in the CURB spin-off

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	4	0.4%	$112	0.4%	$28.00	2	4	0.1%	$112	0.1%	$28.00
2024	0	0	0.0%	$0	0.0%	$0.00	5	12	1.2%	356	1.2%	$29.67	5	12	0.3%	356	0.4%	$29.67
2025	5	172	4.8%	3,707	7.3%	$21.55	37	118	12.0%	3,174	10.8%	$26.90	42	290	6.4%	6,881	8.5%	$23.73
2026	9	293	8.2%	2,884	5.6%	$9.84	41	113	11.5%	3,410	11.6%	$30.18	50	406	8.9%	6,294	7.8%	$15.50
2027	16	534	15.0%	9,568	18.7%	$17.92	42	151	15.3%	4,311	14.6%	$28.55	58	685	15.1%	13,879	17.2%	$20.26
2028	18	725	20.4%	8,776	17.2%	$12.10	35	115	11.7%	3,349	11.4%	$29.12	53	840	18.5%	12,125	15.1%	$14.43
2029	19	474	13.3%	7,859	15.4%	$16.58	36	135	13.7%	4,317	14.7%	$31.98	55	609	13.4%	12,176	15.1%	$19.99
2030	10	344	9.7%	5,164	10.1%	$15.01	21	74	7.5%	2,326	7.9%	$31.43	31	418	9.2%	7,490	9.3%	$17.92
2031	3	226	6.4%	2,093	4.1%	$9.26	11	40	4.1%	967	3.3%	$24.18	14	266	5.9%	3,060	3.8%	$11.50
2032	8	189	5.3%	2,361	4.6%	$12.49	19	77	7.8%	2,271	7.7%	$29.49	27	266	5.9%	4,632	5.8%	$17.41
2033	5	117	3.3%	1,883	3.7%	$16.09	22	74	7.5%	2,672	9.1%	$36.11	27	191	4.2%	4,555	5.7%	$23.85
Thereafter	10	480	13.5%	6,765	13.2%	$14.09	19	72	7.3%	2,174	7.4%	$30.19	29	552	12.2%	8,939	11.1%	$16.19
Total	103	3,554	100.0%	$51,060	100.0%	$14.37	290	985	100.0%	$29,439	100.0%	$29.89	393	4,539	100.0%	$80,499	100.0%	$17.73

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	2	4	0.4%	$112	0.4%	$28.00	2	4	0.1%	$112	0.1%	$28.00
2024	0	0	0.0%	0	0.0%	$0.00	4	11	1.1%	318	1.1%	$28.91	4	11	0.2%	318	0.4%	$28.91
2025	1	12	0.3%	406	0.8%	$33.83	24	67	6.8%	1,840	6.3%	$27.46	25	79	1.7%	2,246	2.8%	$28.43
2026	0	0	0.0%	0	0.0%	$0.00	18	47	4.8%	1,405	4.8%	$29.89	18	47	1.0%	1,405	1.7%	$29.89
2027	2	26	0.7%	515	1.0%	$19.81	16	50	5.1%	1,334	4.5%	$26.68	18	76	1.7%	1,849	2.3%	$24.33
2028	4	75	2.1%	1,188	2.3%	$15.84	18	58	5.9%	1,894	6.4%	$32.66	22	133	2.9%	3,082	3.8%	$23.17
2029	2	61	1.7%	1,342	2.6%	$22.00	25	76	7.7%	2,365	8.0%	$31.12	27	137	3.0%	3,707	4.6%	$27.06
2030	4	93	2.6%	1,450	2.8%	$15.59	17	52	5.3%	1,479	5.0%	$28.44	21	145	3.2%	2,929	3.6%	$20.20
2031	2	44	1.2%	600	1.2%	$13.64	15	33	3.4%	811	2.8%	$24.58	17	77	1.7%	1,411	1.8%	$18.32
2032	6	170	4.8%	3,211	6.3%	$18.89	23	74	7.5%	2,228	7.6%	$30.11	29	244	5.4%	5,439	6.8%	$22.29
2033	5	131	3.7%	2,369	4.6%	$18.08	15	48	4.9%	1,198	4.1%	$24.96	20	179	3.9%	3,567	4.4%	$19.93
Thereafter	77	2,942	82.8%	39,979	78.3%	$13.59	113	465	47.2%	14,455	49.1%	$31.09	190	3,407	75.1%	54,434	67.6%	$15.98
Total	103	3,554	100.0%	$51,060	100.0%	$14.37	290	985	100.0%	$29,439	100.0%	$29.89	393	4,539	100.0%	$80,499	100.0%	$17.73

Note: Includes ground leases. All data as of September 30, 2024 and adjusted to reflect the removal of all properties included in the CURB spin-off.

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	2	3	0.4%	$108	0.5%	$36.00	2	3	0.1%	$108	0.2%	$36.00
2024	0	0	0.0%	0	0.0%	$0.00	2	7	0.9%	178	0.8%	$25.43	2	7	0.2%	178	0.3%	$25.43
2025	6	171	6.3%	2,019	5.8%	$11.81	23	76	10.0%	1,917	8.6%	$25.22	29	247	7.1%	3,936	6.9%	$15.94
2026	16	394	14.5%	3,791	10.8%	$9.62	33	117	15.4%	3,043	13.7%	$26.01	49	511	14.7%	6,834	11.9%	$13.37
2027	15	457	16.9%	6,220	17.8%	$13.61	22	85	11.2%	2,678	12.1%	$31.51	37	542	15.6%	8,898	15.5%	$16.42
2028	15	413	15.2%	5,266	15.0%	$12.75	32	95	12.5%	3,155	14.2%	$33.21	47	508	14.6%	8,421	14.7%	$16.58
2029	9	467	17.2%	5,327	15.2%	$11.41	33	129	17.0%	3,680	16.6%	$28.53	42	596	17.2%	9,007	15.7%	$15.11
2030	10	236	8.7%	3,251	9.3%	$13.78	20	63	8.3%	1,554	7.0%	$24.67	30	299	8.6%	4,805	8.4%	$16.07
2031	8	269	9.9%	4,184	11.9%	$15.55	7	32	4.2%	1,018	4.6%	$31.81	15	301	8.7%	5,202	9.1%	$17.28
2032	1	70	2.6%	311	0.9%	$4.44	15	66	8.7%	2,065	9.3%	$31.29	16	136	3.9%	2,376	4.2%	$17.47
2033	5	99	3.7%	2,053	5.9%	$20.74	10	37	4.9%	1,004	4.5%	$27.14	15	136	3.9%	3,057	5.3%	$22.48
Thereafter	4	133	4.9%	2,615	7.5%	$19.66	15	49	6.5%	1,805	8.1%	$36.84	19	182	5.2%	4,420	7.7%	$24.29
Total	89	2,709	100.0%	$35,037	100.0%	$12.93	214	759	100.0%	$22,205	100.0%	$29.26	303	3,468	100.0%	$57,242	100.0%	$16.51

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	2	3	0.4%	$108	0.5%	$36.00	2	3	0.1%	$108	0.2%	$36.00
2024	0	0	0.0%	0	0.0%	$0.00	2	7	0.9%	178	0.8%	$25.43	2	7	0.2%	178	0.3%	$25.43
2025	1	15	0.6%	135	0.4%	$9.00	15	45	5.9%	1,226	5.5%	$27.24	16	60	1.7%	1,361	2.4%	$22.68
2026	3	74	2.7%	859	2.5%	$11.61	19	50	6.6%	1,262	5.7%	$25.24	22	124	3.6%	2,121	3.7%	$17.10
2027	3	49	1.8%	722	2.1%	$14.73	12	44	5.8%	1,413	6.4%	$32.11	15	93	2.7%	2,135	3.7%	$22.96
2028	2	30	1.1%	540	1.5%	$18.00	24	72	9.5%	2,584	11.6%	$35.89	26	102	2.9%	3,124	5.5%	$30.63
2029	2	47	1.7%	473	1.4%	$10.06	22	74	9.7%	2,336	10.5%	$31.57	24	121	3.5%	2,809	4.9%	$23.21
2030	3	42	1.6%	665	1.9%	$15.83	19	56	7.4%	1,400	6.3%	$25.00	22	98	2.8%	2,065	3.6%	$21.07
2031	6	94	3.5%	1,035	3.0%	$11.01	13	46	6.1%	1,413	6.4%	$30.72	19	140	4.0%	2,448	4.3%	$17.49
2032	2	61	2.3%	742	2.1%	$12.16	15	61	8.0%	1,896	8.5%	$31.08	17	122	3.5%	2,638	4.6%	$21.62
2033	6	165	6.1%	2,639	7.5%	$15.99	8	23	3.0%	685	3.1%	$29.78	14	188	5.4%	3,324	5.8%	$17.68
Thereafter	61	2,132	78.7%	27,227	77.7%	$12.77	63	278	36.6%	7,704	34.7%	$27.71	124	2,410	69.5%	34,931	61.0%	$14.49
Total	89	2,709	100.0%	$35,037	100.0%	$12.93	214	759	100.0%	$22,205	100.0%	$29.26	303	3,468	100.0%	$57,242	100.0%	$16.51

Note: Includes ground leases

SITE CENTERS INVESTOR RELATIONS DEPARTMENT 3300 ENTERPRISE PKWY, BEACHWOOD, OH 44122 O: 216-755-5500 F: 216-755-1500 SITECENTERS.COM NYSE: SITC